 Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of Cybertel Capital Corporation (the "Registrant") on Form 10-QSB for the quarter ending June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, James A. Wheeler, CEO, President and director of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Cybertel Capital Corporation

Date: August 14, 2007	By:	/s/ James A. Wheeler
James A. Wheeler
President, CEO and director

J:\CyberTel Capital\1934 Act\10QSB-06.30.07\CYBERTEL_CAPITAL_CORP_10QSB_06-30-2006 version 3.doc

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